SAND CREEK
                            LETTERHEAD




                                   October 27, 1995

              NOTICE OF SPECIAL SHAREHOLDER MEETING


Dear Shareholder:

          You are cordially invited to attend a Special Meeting of the Shareholders of Sand Creek Telephone Company ("Sand Creek"), which will be held at Sand Creek Community Church, East Street, Sand Creek, Michigan, at 1:00 p.m., local time, on Saturday, December 2, 1995 (the "Special Meeting").

          At the Special Meeting, Shareholders will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Share Exchange (the "Plan of Share Exchange") between Sand Creek and Sand Creek Communications Company ("SCCC"), currently a wholly-owned subsidiary of Sand Creek. The Plan of Share Exchange provides that each Sand Creek Shareholder will receive three shares of SCCC Common Stock in exchange for each share of Sand Creek Common Stock held by such Shareholder. The Plan of Share Exchange requires, among other conditions, the affirmative vote of holders of a majority of the outstanding shares of Sand Creek Common Stock.

          If the Plan of Share Exchange is approved, Sand Creek will continue to operate as a separate telephone company in Sand Creek, Michigan. The transactions contemplated by the Plan of Share Exchange are intended to be tax-free for federal income tax purposes to both Sand Creek and its shareholders who exchange their shares solely for shares of common stock of SCCC.

          The Sand Creek Board has determined that the Plan of Share Exchange is in the best interests of Sand Creek and its shareholders. THE SAND CREEK BOARD APPROVED THE PLAN OF SHARE EXCHANGE AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE PLAN OF SHARE EXCHANGE AT THE SPECIAL MEETING.

          The accompanying Proxy Statement/Prospectus is incorporated into and is a part of this Notice. It describes the matters to be acted upon at the Special Meeting. Shareholders are urged to review carefully the attached Proxy Statement/Prospectus. This document contains a detailed description of the Plan of Share Exchange, its terms and conditions and the transactions contemplated thereby.

          BECAUSE OF THE SIGNIFICANCE OF THE PROPOSED TRANSACTION, YOUR PARTICIPATION IN THE SPECIAL MEETING, IN PERSON OR BY PROXY,
IS ESPECIALLY IMPORTANT.  I URGE YOU TO VOTE FOR APPROVAL AND
ADOPTION OF THE MERGER AGREEMENT.

          Your continuing interest in the business of Sand Creek is appreciated, and we hope you will attend the Special Meeting. It is important that your shares be represented at the Special Meeting. Accordingly, whether or not you plan to attend the Special Meeting, please sign, date and mail the enclosed Proxy promptly in the postage-paid envelope that has been provided to you for your convenience. If you wish to vote in accordance with the recommendations of the Sand Creek Board, it is not necessary to specify your choices; you may merely sign, date and return the enclosed Proxy.

                                   Sincerely,



                                   Robert Hinsdale
                                   President and Chairman of the
                                   Board



          A shareholder may think his or her vote is not important, but it is vital. The Plan of Share Exchange cannot be approved unless a majority of all outstanding shares of Common Stock of Sand Creek are voted in favor of it. Thus, a failure to vote has the same practical effect as a "no" vote. You and all other shareholders are encouraged to return your proxy vote immediately.


                              REVOCABLE PROXY
                             (ABSENTEE BALLOT)

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned
shareholder of Sand Creek Telephone Company hereby appoints_______________
or, if a                                                   (please print)
qualified proxy is not identified, the Secretary of the Cooperative, as attorney and agent for undersigned to vote as undersigned's proxy at the Special Meeting of the shareholders of SAND CREEK TELEPHONE COMPANY to be held at Sand Creek Community Church, East Street, Sand Creek, Michigan on Saturday, December 2, 1995, at 1:00 p.m. and at any adjournment or adjournments thereof. The above named agent is instructed to vote as follows: (check one box, failure to check a box will authorize your proxy to vote as your proxy selects).

     A. The Agreement and Plan of Share Exchange with Sand Creek Communication Company approved by the Board of Directors of Sand Creek Telephone Company is:

                              Approved       [ ]

                              Not Approved   [ ]

Dated:  ________________           ______________________________
                                   Shareholder Signature

                                   ______________________________
                                   Other Shareholder Signature
                                   (If Joint Owner)
                                   _______________     _____________
                                   Certificate Nos.    Number of
                                                       Shares


SCHEDULE Section 210.12-09

The valuation accounts deducted in the balance sheet from the accounts to which they apply are as follows:

                        Beginning    Charged to     Charged to                    Ending
Description              Balance      Expenses     Other Accounts  Deductions     Balance
                                     Charged to      Collection     Accounts
                                     to Bad Debt       Amount         Written
                                        Expense      Previously        Off
                                                    Written Off

                       1/1/94                                                      12/31/94

Accounts receivable
 allowance for
 doubtful accounts     $ 7,990       $ 2,018        $ 2,985         $(7,717)      $ 5,276



                       1/1/93                                                      12/31/93

Accounts receivable
 allowance for
 doubtful accounts     $ 5,388                       $ 3,403        $  (801)      $ 7,990



                        1/1/94                                                     6/30/94

Accounts receivable
 allowance for
 doubtful accounts     $ 7,990                       $   383        $(5,699)      $ 2,674



                        1/1/95                                                     6/30/95

Accounts receivable
 allowance for
 doubtful accounts     $ 5,276                       $   529         $(2,510)     $ 3,295